Exhibit 1.3

JOINDER TO STRATEGY OMNIBUS SALES AGREEMENT

March 23, 2026

Reference is made to the Omnibus Sales Agreement (as it may be amended from time to time, the “Omnibus Sales Agreement”), dated as of November 4, 2025, originally between Strategy Inc (formerly MicroStrategy Incorporated), a Delaware corporation (the “Company”), and the Agents identified therein. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Omnibus Sales Agreement.

WHEREAS, the Company wishes to add an additional Agent to the Omnibus Sales Agreement pursuant to Section 8(j) of the Omnibus Sales Agreement and StoneX Financial Inc. (the “New Agent”) desires to be added as an additional Agent to the Omnibus Sales Agreement;

NOW, THEREFORE, the Company and the New Agent hereby agree as follows:

The New Agent shall be added as an Agent under the Omnibus Sales Agreement and shall be bound by the terms and conditions of, and subject to the obligations of, and entitled to the benefits of, the Omnibus Sales Agreement as an Agent thereunder effective as of the date of this Joinder.

This Joinder and any claim, controversy or dispute arising under or related to this Joinder shall be governed by and construed in accordance with the laws of the State of New York.

This Joinder may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www. Docusign.com) or other transmission method.

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IN WITNESS WHEREOF, the undersigned have executed this Joinder as of the date first above written.

By:	STRATEGY INC

By:	/s/ Andrew Kang
Name: Andrew Kang
Title: Executive Vice President & Chief Financial Officer

[Signature Page to Joinder]

By: STONEX FINANCIAL INC. As Agent

/s/ Anthony Di Ciollo
Name: Anthony Di Ciollo
Title: President

[Signature Page to Joinder]